                                                                      EXHIBIT 12

                             Berkshire Hathaway Inc.
      Statement Regarding Calculation of Ratio of Consolidated Earnings to
                           Consolidated Fixed Charges
                              (Dollars in millions)

                                                                     Three
                                                                  Months Ended                Years Ended December 31,
                                                                 --------------    ------------------------------------------------
                                                                 March 31, 2004     2003     2002       2001       2000       1999
                                                                 --------------    ------   -------    -------    -------    ------
Net earnings                                                         $ 1,550      $ 8,151   $ 4,286    $   795    $ 3,328    $1,557
  Income tax expense                                                     733        3,805     2,059        590      1,997       852
  Minority interests in earnings                                          17           64        14         53        241        41
  Equity in earnings of MidAmerican Energy Holdings Company             (138)        (429)     (359)      (134)       (85)        -
  Fixed charges *                                                        270          614       840      1,069        986       773
                                                                     -------      -------   -------    -------    -------    ------
Earnings available for fixed charges                                 $ 2,432      $12,205   $ 6,840    $ 2,373    $ 6,467    $3,223
                                                                     =======      =======   =======    =======    =======    ======

Realized investment gains, pre-tax, included in
  earnings available for fixed charges                               $   647      $ 4,129   $   918    $ 1,488    $ 4,499    $1,247
                                                                     =======      =======   =======    =======    =======    ======

Fixed charges *

  Interest on indebtedness (including amortization
    of debt discount and expense)                                    $   233      $   472   $   725    $   968    $   916    $  715
  Rentals representing interest                                           37          142       115        101         70        58
                                                                     -------      -------   -------    -------    -------    ------
                                                                     $   270      $   614   $   840    $ 1,069    $   986    $  773
                                                                     =======      =======   =======    =======    =======    ======


Ratio of earnings to fixed charges *                                    9.01x       19.88x     8.14x      2.22x      6.56x     4.17x
                                                                     =======      =======   =======    =======    =======    ======
Ratio of earnings, excluding realized investment
  gains, to fixed charges *                                             6.61x       13.15x     7.05x      0.83x      2.00x     2.56x
                                                                     =======      =======   =======    =======    =======    ======

-------------

* Includes fixed charges of finance businesses. Fixed charges of finance businesses were as follows:

                                                                 Three
                                                              Months Ended                   Years Ended December 31,
                                                             --------------       -------------------------------------------------
                                                             March 31, 2004        2003      2002       2001       2000       1999
                                                             --------------       ------    -------    -------    -------    ------
                                                                 $   203          $  337    $   551    $   775    $   786    $  586

Excluding fixed charges of finance businesses the ratios of earnings to fixed charges were as follows:

                                                                 Three
                                                             Months Ended                    Years Ended December 31,
                                                             --------------       -------------------------------------------------
                                                             March 31, 2004        2003      2002       2001       2000       1999
                                                             --------------       ------    -------    -------    -------    ------
Including realized investment gains                             33.27x            42.84x    21.76x      5.44x      28.41x    14.10x
Excluding realized investment gains                             23.61x            27.94x    18.58x      0.37x       5.91x     7.43x